EXHIBIT 10.28

AMENDMENT NO. 2 TO LEASE

This Amendment No. 2 to Lease (this “Amendment No. 2”) is made as of the 11th day of March, 2009, by and between EDISON SPECTRUM PARTNERS, LLC, a California limited liability company (“Lessor”) and CombiMatrix Molecular Diagnostics, Inc., a California Corporation, (“Lessee”).  This Amendment No. 2 amends and modifies the terms and conditions of that certain Standard Industrial/Commercial Multi-Tenant Net Lease dated June 26, 2006 (the “Original Lease”), and Amendment No. 1 dated July 7, 2007 by and between Lessor and Lessee.  The Original Lease, as hereby amended, is referred to herein as the “Lease.”  Capitalized terms which are not otherwise defined in this Amendment No. 2 shall have the meanings ascribed to such terms in the Original Lease.

RECITALS

A.    Lessor and Lessee previously entered into the Original Lease and Amendment No. 1, which sets forth the terms and conditions relating to Lessee’s occupancy of certain space, located at 310 Goddard, Suite 150 and at 300 Goddard, Suite 150, Irvine, California (the “Premises”).

B.    Lessor and Lessee now desire to amend the Original Lease and Amendment No.1 to (i) extend the Term.

AGREEMENT

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.             Extension of Term.  The Original Term is hereby extended for a period of six months commencing on August 1, 2009 and ending January 31, 2010 (the “Extension Term”).

2.             Base Rent.  The Base Rent of the extension term shall remain the same as in Amendment No. 1 as shown:

Lease — 310 Goddard, Suite 150:

Months of Term	Rentable Square Feet	Rent Per Square Foot Per Month	Monthly Base Rent

August 1,2009-January 31, 2010	3,625	$2.05	$7,431.25

300 Goddard, Suite 150:

Months of Term	Rentable Square Feet	Rent Per Square Foot Per Month	Monthly Base Rent

August 1,2009-January 31, 2010	3,148	$2.05	$6,453.40

3.             First Month’s Base Rent.  The first month’s Base Rent for the Extension Term shall be due and payable on or before August 1, 2009.

4.             Effect of Amendment.  Lessor and Lessee acknowledge that the Original Lease, as hereby amended, remains in full force and effect in accordance with its terms.

5.             Counterparts.  If this Amendment No. 2 is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same agreement.

6.             Corporate and Partnership Authority.  If Lessee is a corporation or partnership, each individual executing this Amendment No. 2 for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment No. 2 on behalf of the corporation or partnership and that this Amendment No. 2 is binding upon the corporation or partnership in accordance with its terms.

EXECUTION

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment No. 2 as of the date first written above.

Executed at:		Irvine, California		Executed at:		Mukilteo, Washington

on:	March 12, 2009			on:	March 12, 2009

By LESSOR:				By LESSEE:

EDISON SPECTRUM PARTNERS, LLC,				COMBIMATRIX MOLECULAR DIAGNOSTICS, INC,
a California limited liability company				a California Corporation

	By:	Thomas Falcon,		By:	Scott R. Burell
		its member			Chief Financial Officer

		By:	/s/ THOMAS FALCON		By:	/s/ SCOTT R. BURELL

		Its:	Member		Its:	CFO